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                                  EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         TBA ENTERTAINMENT CORPORATION
                              (THE "CORPORATION")



                                   ARTICLE I.

                                    OFFICES

         The Corporation may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                  ARTICLE II.

                                  STOCKHOLDERS

         Section 2.1      ANNUAL MEETING.

         An annual meeting of the stockholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

         Section 2.2      SPECIAL MEETINGS.

         A special meeting of stockholders shall be held on call of the Chief Executive Officer, President, the Board of Directors or if the holders of at least a majority of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders' meeting.

         Section 2.3      PLACE OF MEETINGS.

         The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.





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         Section 2.4      NOTICE OF MEETINGS; WAIVER.

                 (a) NOTICE. Notice of the date, time and place of each annual and special stockholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

                 (b) WAIVER. A stockholder may waive any notice required by law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder's attendance at a meeting, in person or by proxy: (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         Section 2.5      RECORD DATE.

         The Board of Directors shall fix as the record date for the determination of stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote or to take any other action, a date not more than sixty (60) days before the meeting or action requiring a determination of stockholders.

         A record date fixed for a stockholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

         Section 2.6      STOCKHOLDERS' LIST.

         After the record date for a meeting has been fixed, and at least ten
(10) days before each meeting of stockholders, the Corporation shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders' meeting. Such list will be arranged in alphabetical order and will show the address of and number of shares held by each stockholder.
The stockholders' list will be available for inspection by any stockholder for a period of at least ten (10) days prior to the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A stockholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Delaware General Corporation Law (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.





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         Section 2.7      VOTING GROUPS; QUORUM; ADJOURNMENT.

         All shares entitled to vote and be counted together collectively on a matter at a meeting of stockholders shall be a "voting group". Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Certificate of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

         Section 2.8      VOTING OF SHARES.

         Unless otherwise provided by the Act or the Certificate of Incorporation, each outstanding share is entitled to one (1) vote on each matter voted on at a stockholders' meeting.

         If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if a majority of the votes entitled to be cast within the voting group vote in favor of the action, unless the Certificate of Incorporation or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Section 2.9      PROXIES.

         A stockholder may vote his shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for a period to be determined by the Act unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.





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         Section 2.10         ACCEPTANCE OF STOCKHOLDER DOCUMENTS.

         If the name signed on a stockholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept such stockholder document and give it effect as the act of the stockholder. If the name signed on such stockholder document does not correspond to the name of a stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such stockholder document and to give it effect as the act of the stockholder if:

                 (i) the stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                 (ii) the name signed purports to be that of a fiduciary representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such stockholder document;

                 (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the stockholder document;

                 (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the stockholder has been presented with respect to such stockholder document; or

                 (v) two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a stockholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such stockholder document or about the signatory's authority to sign for the stockholder.

         Section 2.11         ACTION WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation at its registered office in Delaware, at its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholders' meetings are recorded.





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         Every written consent shall bear the date of signature of each stockholder who signs the written consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required by this section.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation to those Stockholders who have not consented to the action in writing.

         Section 2.12         PRESIDING OFFICER AND SECRETARY.

         Meetings of the stockholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the President, or if neither the Chairman nor the President is present, by a chairman chosen by a majority of the stockholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the stockholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

         Section 2.13         NOTICE OF NOMINATIONS.

         Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors called other than by written request from a stockholder, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (c) in the case of a special meeting of stockholders duly called upon the written request of a stockholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten (10) business days of such written request.

         In the case of any nomination by a stockholder, each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees





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for election as directors, pursuant to Regulation 14A under the Securities
Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder; and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. The President or chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 2.14         NOTICE OF NEW BUSINESS.

         At an annual meeting of the stockholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the stockholder must comply with Rule l4a-8 under the Securities Exchange Act of 1934. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, within the time limits specified by Rule 14a-8.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any financial interest of the stockholder in such proposal.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.14. The President or chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any stockholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.





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         Section 2.15         CONDUCT OF MEETINGS.

         Meetings of the stockholders generally shall follow accepted rules of parliamentary procedure subject to the following:

                 (a) The President or chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the President or chairman. If, in his absolute discretion, the President or chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of stockholders or part thereof, he shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

                 (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the President or chairman may quit the chair and announce the adjournment of the meeting; and upon so doing, the meeting is immediately adjourned.

                 (c) The President or chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

                 (d) The resolution or motion shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by a stockholder or duly authorized proxy other than the individual who proposed the resolution or motion.

                 (e) Except as the President or chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.

                                  ARTICLE III.

                                   DIRECTORS

         Section 3.1      POWERS AND DUTIES.

         All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

         Section 3.2      NUMBER AND TERM.

                 (a) NUMBER. The Board of Directors shall consist of no fewer than one (1) or more than thirteen (13) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range may be fixed, changed or determined from time to time by the Board of Directors.

                 (b) TERM. Directors shall be elected at the first annual stockholders' meeting and at each annual meeting thereafter. The terms of the initial directors shall expire at the first stockholders' meeting at which directors are elected. The terms of all other directors expire at the next annual stockholders' meeting following their election. Despite the expiration of a





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director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

         Section 3.3      MEETINGS: NOTICE.

         The Board of Directors may hold regular and special meetings either within or without the State of Delaware. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                 (a) REGULAR MEETINGS. Unless the Certificate of Incorporation otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

                 (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) directors. Notice of such meetings shall comply with the requirements of
Article XI of these Bylaws.

                 (c) ADJOURNED MEETINGS. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

                 (d) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 3.4      QUORUM.

         Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.





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         Section 3.5      VOTING.

         If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Certificate of Incorporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                 (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                 (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                 (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 3.6      ACTION WITHOUT MEETING.

         Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 3.7      COMPENSATION.

         Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.





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         Section 3.8      RESIGNATION.

         A director may resign at any time by delivering written notice to the Board of Directors, the Chairman or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         Section 3.9      VACANCIES.

         Unless the Certificate of Incorporation otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the stockholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the stockholders.

         Section 3.10     REMOVAL OF DIRECTORS.

         The stockholders may remove one (1) or more directors with or without cause unless the Certificate of Incorporation provides that directors may be removed only for cause. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him without cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the stockholders or directors only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting is removal of directors.

                                  ARTICLE IV.

                                   COMMITTEES

         Unless the Certificate of Incorporation otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

         The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Certificate of Incorporation or these Bylaws to take action.

         Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Certificate of Incorporation, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory





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requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

                                   ARTICLE V.

                                    OFFICERS

         Section 5.1      NUMBER.

         The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary and such other officers as may be from time to time appointed by the Board of Directors or by the Chairman with the Board of Directors' approval. One person may simultaneously hold more than one office.

         Section 5.2      APPOINTMENT.

         The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the stockholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

         Section 5.3      RESIGNATION AND REMOVAL.

         An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

         The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

         Section 5.4      VACANCIES.

         Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         Section 5.5      DUTIES.

                 (a) CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                 (b)      CHIEF EXECUTIVE OFFICER.   The Chief Executive
Officer shall be the Chief Executive Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of





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supervision and management usually vested in the office of the Chief Executive
Officer of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

                 (c) PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

                 (d) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the Chairman, the Chief Executive Officer and the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

                 (e) SECRETARY AND ASSISTANT SECRETARY. The Secretary or Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary or Assistant Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are stockholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary or Assistant Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary or Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                 (f) CHIEF FINANCIAL OFFICER/TREASURER. The Chief Financial Officer/Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer/Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the Chief Executive Officer, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Chief Financial Officer/Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Chief Financial Officer/Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.





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                 (g)      OTHER OFFICERS.  Other officers appointed by the
Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                 (h) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

         Section 5.6      INDEMNIFICATION, ADVANCEMENT OF EXPENSES AND
INSURANCE.

                 (a) INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation shall indemnify and advance expenses to each director and officer of the Corporation, or any person who may have served at the request of the Corporation's Board of Directors or its Chief Executive Officer as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Delaware, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

                 (b) NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person (and his heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, resolution adopted by the stockholders, resolution adopted by the Board of Directors, agreement, insurance, purchased by the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity.

                 (c) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation's Board of Directors or its Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the Act.





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
                                  ARTICLE VI.

                                SHARES OF STOCK

         Section 6.1      SHARES WITH OR WITHOUT CERTIFICATES.

         The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

                 (a) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

         If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request.

         Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

                 (b) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.

         Section 6.2      SUBSCRIPTIONS FOR SHARES.

         Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions





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
shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

         Section 6.3      TRANSFERS.

         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof,
(ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         Section 6.4      LOST, DESTROYED OR STOLEN CERTIFICATES.

         No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

                                  ARTICLE VII.

                               CORPORATE ACTIONS

         Section 7.1      CONTRACTS.

         Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         Section 7.2      LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer/Treasurer or the Board of Directors. Such authority may be general or confined to specific instances.

         Section 7.3      CHECKS, DRAFTS, ETC.

         Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer/Treasurer, a Vice President or such other officer, assistant officer





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
or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         Section 7.4      DEPOSITS.

         All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the authorized officers or Board of Directors may authorize.

         Section 7.5      VOTING SECURITIES HELD BY THE CORPORATION.

         Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman, the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         Section 7.6      DIVIDENDS.

         The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of stockholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

                                 ARTICLE VIII.

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                  ARTICLE IX.

                                 CORPORATE SEAL

         The Corporation shall have a corporate seal as determined by the Board of Directors.






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
                                   ARTICLE X.

                              AMENDMENT OF BY-LAWS

         These Bylaws may be altered, amended, repealed or restated, and new Bylaws may be adopted, at any meeting of the stockholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

                                  ARTICLE XI.

                                     NOTICE

         Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Certificate of Incorporation or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Delaware may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

         Written notice to stockholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the stockholder's address shown in the Corporation's current record of stockholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.





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